                                                                   EXHIBIT 10.16

                             DATED JANUARY 22, 1998
                             ----------------------



                           (1)   LUCAS INDUSTRIES PLC



                       (2)   LUCAS INDIEL ARGENTINA S.A.



                        ________________________________

                               TRADE MARK LICENCE
                                   ARGENTINA
                        ________________________________

THIS AGREEMENT is made the 22nd day of January, 1998

BETWEEN LUCAS INDUSTRIES PLC, an English Company whose registered office is at Stratford Road Solihull B90 4LA (Registered No 54802) ("the Grantor") of the one part and LUCAS INDIEL ARGENTINA S.A. of Calle III entre 3y l bis - Parque Industrial Zona Norte 5700 San Luis (Pcia San Luis) - C.Correro 572 Argentina ("the Licensee") of the other part.

WHEREAS:

A.   The Grantor owns certain trade marks in the Territory (as defined below).

B. The Licensee wishes to use such trade marks in connection with the Products (as defined below).

NOW IT IS HEREBY AGREED as follows:

1.      GENERAL
--      -------
        1.1 Punctuation and headings used in this Agreement are for the purpose of easy reference or reading only and shall not affect its interpretation.


        1.2 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.


        1.3 Words used herein importing the singular number shall, where the context so admits or requires, be deemed to include the plural and vice versa.

        1.4 References to "persons" shall include any person, firm, company, association or body whether corporate or unincorporate.

2.      DEFINITIONS
        -----------
        In this Agreement the following words and phrases shall have the following meanings unless the context clearly requires otherwise:

        2.1     Aftermarket
                -----------

                "Aftermarket" shall mean the market for (a) spare and replacement parts for components and sub-assemblies comprised within products of Original Equipment Manufacturers and (b) automotive accessories but excludes Original Equipment Service;

       2.2      Agreement Year
                --------------
                "Agreement Year" shall mean:

                2.2.1   the period from the Effective Date until 31st December
                        1998;

                2.2.2 every period of twelve (12) months beginning on 1st January 1999 or on any 1st January in any year thereafter during the life of this Agreement,

                EXCEPT THAT should this Agreement terminate or expire on a day other than 31st December in any year the final "Agreement Year" shall be the period from 1st January last preceding the day of termination or expiry to the day of termination or expiry;

       2.3     Argentinean Distribution Agreement
               ----------------------------------

               "Argentinean Distribution Agreement" shall mean the agreement made between Lucas Limited and Lucas Indiel Argentina S.A. and having the same date as this Agreement;


      2.4     Argentinean Supply and Distribution Agreement
              ---------------------------------------------
              "Argentinean Supply and Distribution Agreement" shall mean the agreement made between Lucas Indiel Argentina S.A and Lucas do Brasil Ltda and having the same date as this Agreement;

      2.5     Associated Companies
              --------------------

              "Associated Companies" shall mean any person which is either a direct or indirect parent company or a subsidiary of the relevant party or a subsidiary company of any such parent company or is otherwise directly or indirectly controlled by, or is under the same control, direct or indirect, as the relevant party from time to time and at the time that the relevant clause in which such expression appears has application, which where a claim is to be made under the relevant clause shall mean when the cause of action accrued under such clause;

      2.6     Calendar Quarter
              ----------------

              "Calendar Quarter" shall mean a three monthly period commencing on the first day of any of the months of January April July and October in any calendar year;

      2.7     Control
              -------

              "Control" shall mean in relation to any person the power of any other person or persons to secure by law or by corporate structure that the affairs of the first person are conducted in accordance with the wishes of that other person or persons, and any cognate word shall be construed accordingly;


      2.8     Effective Date
              --------------
              "Effective Date" shall mean the date hereof;

      2.9     Get Up
              ------

              "Get-Up" shall mean the appearance of goods and/or their packaging, including inter alia the size and shape of such packaging, the materials, colour and decoration of the goods and their wrappers, instructions for fitment and use and arrangement of their labels;

      2.10    Grantor's Standards of Quality
              ------------------------------

              "Grantor's Standards of Quality" shall mean the standards of quality applying at the date hereof to the manufacture of Products and any reasonable standards specified or approved by the Grantor at any time hereafter in connection with the quality of Marked Products;

      2.11    Half-Year
              ---------
              "Half-Year" shall mean a six month period commencing on 1st January and 1st July in each calendar year;

      2.12  Lucas Group
            -----------

            "Lucas Group" shall mean the Grantor and LucasVarity plc and any company or person which is under the Control of LucasVarity plc from time to time and at the time that the relevant clause in which such expression appears has application, which where a claim is to be made under the relevant clause shall mean when the cause of action accrued under such clause;

      2.13  Marked Products
            ---------------

            "Marked Products" shall mean Products manufactured or assembled or sourced by the Licensee to which, or to the packaging of which, the Trade Marks have been applied;

      2.14  Non-Exclusive Right
            -------------------

            "Non-Exclusive Right" shall mean a right and licence enjoyed by the Licensee in common with the Grantor and all other persons to whom the Grantor has granted or the Grantor shall hereafter grant the like right;

      2.15  OE Market
            ---------
            "OE Market" shall mean Original Equipment Manufacturers and Original Equipment Service;

      2.16  Original Equipment Manufacturer
            -------------------------------

            "Original Equipment Manufacturer" shall mean any manufacturer or assembler of transport vehicles, engines or similar equipment including, but not limited to, a manufacturer or assembler of motor cars, vans, buses, coaches, forklifts, industrial vehicles, trucks, tractors or marine, motive power or stationary engines or a manufacturer of components or sub-assemblies to be fitted as original equipment to such vehicles, engines or similar equipment;

     2.17   Original Equipment Service
            --------------------------

            "Original Equipment Service" shall mean the market for supplies of spare and replacement parts to any Original Equipment Manufacturers other than for fitting as original equipment or to any dealer of any Original Equipment Manufacturer in its capacity as a dealer of such Original Equipment Manufacturer;

     2.18   Other Applications
            ------------------

            "Other Applications" shall mean any use of the Trade Marks as at and prior to the Effective Date by the Licensee in respect of any application whatsoever other than on Products and Promotional Material;

     2.19   Products
            --------

            "Products" shall mean those products more particularly described and set out in Schedule 1 together with any other product hereafter introduced by the Licensee with the prior written consent of the Grantor (such consent not to be unreasonably withheld) as an infill to any range of products of which a Product in Schedule 1 forms part;

     2.20   Promotional Material
            --------------------
            "Promotional Material" shall mean packaging, wrappers, leaflets, brochures and other advertising material and instructions for fitment and use relating to Marked Products;

     2.21   Sale
            ----
            "Sale" shall mean a sale or any other transaction by which the owner of goods parts with the property in them or possession of them and "Sell" and "Sold" shall have cognate meanings;

     2.22   Sale and Purchase Agreement
            ---------------------------

            "Sale and Purchase Agreement" shall mean the sale and purchase agreement entered into between (1) the Grantor and (2) Prestolite Electric Incorporated and (3) Prestolite Newco Incorporated for the sale and purchase of the share capital of the Licensee dated with the same date as this Agreement;

     2.23   The Territory
            -------------
            "The Territory" shall mean Argentina;

     2.24   The Trade Marks
            ---------------

            "The Trade Marks" shall mean any one or more of the marks details of which are set out in Schedule 2 and such other registrations by the Grantor of the mark LUCAS and the DIAGONAL DEVICE as are granted in the Territory during the continuance of this Agreement which cover the Products or some of them and which the Grantor shall stipulate in writing to the Licensee shall become the subject of this Agreement;

     2.25   Turnover
            --------

            "Turnover" shall mean the gross amount invoiced by the Licensee or its Associated Companies for Marked Products reduced only by (a) those taxes and duties for which the Licensee or such Associated Companies act only as a collecting agency and which are levied by the Government or other competent taxing authorities in the Territory on the amount of such Marked Products invoiced and (b) carriage and freight charges shown separately on such invoices and
            (c) discounts shown on such invoice other than any discount for prompt payment.


3. GRANT AND DURATION

    3.1 The Grantor with effect from theEffective Date grants to the Licensee a Non-Exclusive Right to use the Trade Marks in the Territory for the markets and purposes set out in column 1 below for the period set opposite such markets and purposes in column 2 below:


           Column 1                                        Column 2
           ---------                                    -------------
           On Products and Promotional Material         From the Effective Date
           for Products for the OE Market in the        until 31st December 1998
           Territory

           On Products and Promotional                  From the Effective Date until 31st
           Material for Products                        December 2001
           for the Aftermarket in the Territory

           In respect of Other Applications             6 months from the Effective Date

     3.2 Subject to earlier termination under clause 10 this Agreement shall expire on 31st December 2001.

     3.3 The Licensee shall forthwith (1) on 31st December 1998 cease using the Trade Marks on Products and Promotional Material for Products for the OE Market in the Territory, (2) on 31st December 2001 cease using the Trade Marks on Products and Promotional Material for Products for the Aftermarket in the Territory (3) on the expiration of six months from the Effective Date ensure that the Trade Marks cease to be used for Other Applications. The Licensee shall ensure that on the expiration of the respective periods the Trade Marks are removed or obliterated in the case of the OE Market and the Aftermarket from the Products and Promotional Material, and in the case of Other Applications from all buildings, vehicles and other things (other than Products and Promotional Material). The provisions of clause 11.2 shall apply on the expiry or earlier termination of this Agreement.

     3.4 The Grantor confirms to the Licensee that the Grantor has not prior to the date hereof granted to any other person any Non-Exclusive Right to use the Trade Marks in the Territory in relation to any goods which are equivalent to the Products and the Grantor will not do so for as long as the Licensee shall not be in breach of the provisions of this Agreement and in that event will not do so without first discussing its intention to do so with the Licensee provided that notwithstanding the foregoing provisions of this clause 3.4 the Grantor shall be entitled to grant a Non-Exclusive Right to the use of the Trade Marks to

            3.4.1 a third party in the event that (i) the Grantor terminates the Argentinean Distribution Agreement in accordance with its terms, or (ii) the Licensee no longer has the right to be the exclusive distributor in the Territory of the Grantor's products (as defined in this Argentinean Distribution Agreement) pursuant to clause 6.3 of the Argentinean Distribution Agreement and the Grantor wishes to appoint such third party as a new or additional distributor in the Territory provided that in either of these circumstances the rights to be granted to such third party in respect of the Trade Marks shall only be in relation to the products as defined in the Argentinean Distribution Agreement; or

            3.4.2 a third party in the Territory from whom Lucas sources products as defined in and the subject of the Argentinean Supply and Distribution Agreement in circumstances where under the terms of the Argentinean Supply and Distribution Agreement Lucas has the express right to source such products other than from the Licensee provided that in such circumstances the rights granted to such third party in respect of the Trade Marks shall be in relation to such products only and such rights granted shall only subsist while Lucas is entitled so to source from such third party; or

            3.4.3 a purchaser hereafter of any business within the Lucas Group in respect of which business such Trade Marks are currently so used.


     3.5 If the Licensee at any time during the life of this Agreement wishes to acquire and distribute in the Territory any alternator or starter motor manufactured by Lucas Automotive (Pty) Limited ("Pty") which, or the promotional material relating to which, bear the trade marks LUCAS and/or the Lucas Diagonal Device and which Pty is at the relevant time licensed by the Grantor to use in relation to any such alternator or starter motor the Licensee shall apply to the Grantor for its prior written consent to such acquisition and distribution which shall not be unreasonably withheld. The Grantor shall be entitled to withhold such consent if at the time of seeking such consent (a) Pty shall not be an Associated Company of the Licensee or (b) both Pty and the Licensee shall not be under the Control direct or indirect of PEI Holding Incorporated. If such consent is given it shall be deemed withdrawn forthwith if (a) Pty shall at any time cease to be an Associated Company of the Licensee or (b) at any time both the Licensee and Pty are not under the Control direct or indirect of PEI Holding Incorporated. Any such alternator or starter motor or promotional material relating to the same shall on such acquisition by the Licensee be deemed to be Products, Marked Products and Promotional Material for the purposes of this Agreement and dealt with as such and the earlier provisions of this clause 3 shall apply to them.

       3.6 For the purposes of clause 4.1.2 but only while any consent given by the Grantor pursuant to clause 3.5 remains in effect, the Grantor agrees that the Licensee may Sell or offer for Sale Marked Products to Pty and ship the same and any Promotional Material to Pty so that Pty may sell and distribute the same pursuant to and in accordance with any subsisting trade mark licence rights granted to it by the Grantor.

       4.   LICENSEE'S COVENANTS
            --------------------
            The Licensee covenants with the Grantor as provided in the following sub-clauses of this clause 4:

            4.1  Use of Marks
                 ------------

                 The Licensee shall not use any of the Trade Marks for any purpose or for any period beyond the scope of the licence granted by clause 3 and in particular but without limiting the generality of the foregoing:

                 4.1.1 shall not use any of the Trade Marks as the whole or part of a corporate or other business name or in relation to Products which do not comply with the Grantor's Standards of Quality;

                 4.1.2 shall not Sell or offer for Sale Marked Products to a customer or for delivery outside the Territory or to any person within the Territory who the Licensee knows or has good reason to believe intends to Sell Marked Products to a customer or for delivery outside of the Territory, otherwise than with the prior written consent of the Grantor.


            4.2  Observe Laws and Quality Standard
                 ---------------------------------

                 The Licensee shall observe any laws and regulations affecting Products in the Territory and shall comply with the Grantor's Standards of Quality and in particular:

                 4.2.1 shall use the Trade Marks only in the form and manner directed or approved in writing by the Grantor and shall ensure that all Get-Up and Promotional Material in respect of Marked Products shall only be in forms approved in writing by the Grantor and in connection therewith shall permit inspection by the Grantor's authorised representatives at any reasonable time by prior arrangement of the operations, manufacture, storage, and transport of the Products of or by the Licensee or any sub-contractor of the Licensee;

                 4.2.2 in order to enable the Grantor to approve standards of quality of Marked Products, shall deposit with the Grantor at the Licensee's own expense and at the Grantor's request a few samples of the Marked Products as the Grantor may reasonably require from time to time;

                 4.2.3 in the event that there is any change in the characteristics or quality of the Marked Products, shall, before commencing commercial production of the changed Marked Products, deposit with the Grantor at the Licensee's own expense and at the Grantor's request a few samples of the changed Marked Products as the Grantor may reasonably require from time to time.

            4.3  Remedy Defects
                 --------------

                 If at any time any Marked Products or the Get-Up or Promotional Material do not, insofar as is material and recognising that from time to time Marked Products may occasionally be made which are defective, comply with the Grantor's Standards of Quality the Grantor may give notice in writing of its dissatisfaction and require the Licensee to take such remedial action as the Grantor may reasonably direct. If within a period of thirty (30) days after receipt of such notice the Licensee has not taken such remedial action to the Grantor's reasonable satisfaction the Grantor shall provide to the Licensee in writing full particulars of those matters which the Grantor reasonably considers still do not comply with the Grantor's Standards of Quality and stating that if by the expiration of a further 30 days the Grantor shall not have issued a letter confirming its satisfaction with the Licensee's remedial action then the Licensee will be in material breach of this Agreement;

             4.4  Confusing Marks
                  ----------------

                  The Licensee shall not use in its business in relation to Products or any other products any other trade marks or devices so resembling the Trade Marks as to be likely to cause confusion or deception;

             4.5  Royalties
                  ---------

                  In respect of the use of the Trade Marks on Marked Products (including those deemed to be Marked Products under clause 3.5 but so that Pty shall not be liable for royalty in respect of the self same Products under Pty's trade mark licence rights) Sold by the Licensee or its Associated Companies to the markets or for the purpose set out in column 1 below a royalty of the percentage rate specified in column 2 below shall be paid by the Licensee in respect of Products invoiced during the period specified in column 3 below:


                  Column 1               Column 2             Column 3

                  Market/Purpose         Royalty Rate          Period
                  --------------         ------------          ------

                  OE Market in the       Nil                   From the
                  Territory                                    Effective Date
                                                               until 31st
                                                               December 1998



                  Aftermarket in the     Nil                   From the
                  Territory                                    Effective Date
                                                               until 31st
                                                               December 2000


                  Aftermarket in the      3%                   From 1st January
                  Territory                                    2001 to 31st
                                                               December 2001

                  Other Applications     Nil                   Six months from
                                                               the Effective
                                                               Date



            No royalty shall be payable by the Licensee (a) in respect of the Sale of Marked Products which are sourced by the Licensee from the Lucas Group and (b) in respect of any Sale to Pty of alternators or starter motors to which, or to the packaging of which, the Trade Marks have been applied lawfully pursuant to this Agreement but so that Pty shall be liable for any royalty in respect of the self same Products under Pty's trade mark licence rights.

            Where royalty is payable the amount to be paid will be such amounts as after the deduction of all charges and taxes (other than withholding tax lawfully imposed in the Territory) applicable thereto in the Territory leave in the hands of the Grantor 3% of the Turnover of such Products.

       4.6  Records
            -------

            The Licensee shall keep at its usual place of business separate records containing details of all Sales of Marked Products in each Agreement Year and shall at the end of each Agreement Year and on termination of this Agreement (howsoever arising) produce such records to the duly authorised agents of the Grantor and permit them to inspect the same and take copies thereof;

       4.7  Render Reports and Pay
            ----------------------

            In respect of periods where no royalty is payable the Licensee shall within 30 days of the end of each Half Year, and in respect of the period where royalty is payable the Licensee shall within 30 days of the end of each Calendar Quarter, deliver to the Grantor a complete statement and account in writing of the Turnover during the preceding Half Year or Calendar Quarter (as the case may be) and of all royalties (where applicable) payable to the Grantor in respect thereof and shall ensure that such statement is accompanied by payment of the royalties shown (if any) thereon to be due;

       4.8  Interest
            --------

            The Licensee shall pay interest to the Grantor on all overdue amounts payable hereunder, such interest to be calculated and compounded on a daily basis from the date when payment was due (being the last day in the relevant month) at the annual rate of four per centum (4%) above the base lending rate of Barclays Bank plc in England until payment is made in full both before or after any award or judgement;

       4.9  Payment Disputes
            ----------------

            In the event of any dispute between the Grantor and the Licensee as to the amount of royalty due to the Grantor hereunder the Licensee shall pay such sums as are not in dispute and shall pay the remainder as soon as the amount has been agreed with the Grantor or determined by award or judgement no longer subject to appeal together with the interest calculated in accordance with the provisions of sub-clause 4.8;

      4.10  Authority to Make Payment
            -------------------------

            4.10.1 If the Licensee is prohibited from making any of the payments hereunder reserved without appropriate authority then the Licensee will within the time for making the said payments commence and diligently pursue all necessary steps to secure from the proper authorities in the Territory permission to make the said payments including all and any interest due thereon and will make such payments within seven (7) days of receiving such permission;

            4.10.2 If however the Grantor shall have requested the Licensee so to make the said payments notwithstanding the said prohibition then the Licensee shall so far as the same may be lawful pay the sums due into a bank account at a bank in the Territory nominated by the Grantor until such time as the said prohibition is removed whereupon the Licensee shall forthwith take all steps required of it by the Grantor so as to facilitate the remittance of all such sums including all and any interest due thereon to the Grantor;

            4.10.3 If the Licensee is prohibited from making any of the payments due to the Grantor hereunder for two consecutive Calendar Quarters the Grantor shall be entitled to terminate this Agreement at any time after the end of the second Calendar Quarter while any part of such payments remain unpaid.

       4.11  Independent Contractor and Risk
             -------------------------------

             4.11.1 All aspects of the manufacture use and Sale of Marked Products by the Licensee shall be at the Licensee's risk and for the Licensee's account and the Licensee shall act as an independent contractor and the Licensee shall indemnify and hold the Grantor harmless against all actions claims demands costs charges expenses and liability arising out of or in connection with the manufacture use or Sale or offer of Sale of Marked Products other than the Sale or offer of Sale of Products to any member of the Lucas Group but without prejudice to the rights of any such member under any other agreement with the Licensee or at law and save that such indemnity shall not apply to the extent that any such action claim demand cost charge expense or liability arises out of a defect in a Product design made by Lucas or made by a third party at Lucas' instigation.

             4.11.2 The Licensee shall effect and maintain or cause another Associated Company of the Licensee to effect and maintain for its and the Associated Company's benefit full product liability insurance relating to Marked Products with a reputable insurer in an amount equal to not less than US$10,000,000 for each and every event and in the aggregate in any one year of insurance under such policy and shall provide to the Grantor on request a copy of the policy and proof of the payment of premiums.

               4.12  Local Laws
                     ----------

                     The Licensee shall keep the Grantor informed of all laws, orders or regulations made at any time by the Government or any public or local authority within the Territory in any way adversely affecting or in the Licensee's opinion likely to adversely affect the terms of this Agreement or the manufacture or Sale of Marked Products in the Territory.

       5.  MAINTAIN REGISTRATION
           ---------------------

           5.1 Nothing in this Agreement shall oblige the Grantor to defend any proceedings for the revocation of registration any of the Trade Marks nor to bring any proceedings against an infringer of the Trade Marks but should the Grantor decide that in order that this Agreement may remain valid under the law of Argentina, or otherwise in its absolute discretion, to defend or take any such proceedings it shall do so at its own cost. The Licensee shall in any case execute all documents and do all things reasonably necessary at the Grantor's expense to enable the Grantor to pursue any such proceedings provided that the Licensee shall not be required to be joined as a party to any such proceedings.

           5.2 The Licensee shall comply with applicable laws of the Territory as to the registration and usage of trade marks which is required in order to maintain the validity of the same and to make the provisions of this Agreement valid between the parties hereto and against third parties but nothing in this clause 5.2 shall require the Licensee to pay any renewal fees in relation to the Trade Marks.

           5.3 The Grantor and the Licensee shall if it is necessary to do so in order to protect the registration of the Trade Marks use all reasonable endeavours to have the Licensee recorded as the licensee of the Trade Marks at the trade marks registry in the Territory where the Trade Marks are registered and the Licensee will, at the request of the Grantor execute all documents, including a short form of this Agreement. All costs incurred under the provisions of this clause 5.3 will be shared equally by the Grantor and the Licensee.

           5.4 The Licensee or the Grantor shall be entitled to notify the registration or other authorities in the Territory of the expiry or termination of this Agreement when this occurs.



    6.  OWNERSHIP OF TRADE MARKS
        ------------------------

           6.1 The Licensee agrees that the ownership of the Trade Marks and the goodwill relating thereto shall always remain vested in the Grantor both during the period of this Agreement and thereafter and that nothing herein shall give to the Licensee any right, title or interest in the Trade Marks except the Non Exclusive Right to use the Trade Marks in accordance with the terms of this Agreement.

           6.2 The Licensee undertakes not knowingly to do any act in relation to the use of the Trade Marks pursuant to this Agreement which will invalidate or jeopardise in any way the Grantor's rights in the Trade Marks.

    7.  GRANTOR'S WARRANTY
        ------------------

        The Grantor warrants that it does not know of any present or proposed proceedings in the Territory concerning the Trade Marks but it does not warrant that any Marked Products Sold or offered for Sale will not infringe the rights of others.

    8.  ASSIGNMENT
        ----------

        8.1 The Licensee shall not have the power at any time to assign this Agreement or to grant any sub-licence hereunder or in any way charge mortgage or deal with all or any of the rights hereby granted.

        8.2 The Grantor shall have power to perform its covenants, to exercise its rights and to accept benefits accruing to it under this Agreement through the agency of any other company in the Lucas Group. References in this Agreement to the "Grantor" include its successors and assigns.

     9. SUPERVENING LAWS AND FORCE MAJEURE
        ----------------------------------

        9.1 The rights and obligations of the parties under this Agreement shall be subject to all applicable laws orders regulations directions restrictions and limitations of governments or other bodies having jurisdiction over the parties hereto.

        9.2 If any such other law order regulation direction restriction or limitation as aforesaid or any treaty or other international agreement or the judicial construction of any of them shall after the date of the execution hereof substantially alter the relationship between the parties or the advantages derived from such relationship then the parties shall on request from the adversely affected party enter into bona fide negotiations directed towards agreeing a modification to this Agreement to restore the situation if practicable or to compensate for such alteration.

        9.3 If there is any total or partial failure of performance hereunder by either party occasioned by strikes, lockouts, combinations of workmen or any cause whatsoever reasonably beyond the control of the party thereby affected then once the cause has been notified by

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

             that party to the other such failure shall not be deemed to be a breach of this Agreement which shall continue in suspense or part performance for the period during which such cause exists. If such suspension or partial performance exists for a period of more than six (6) months and substantially affects the operation of this Agreement then the party not claiming relief under this clause shall be at liberty to terminate this Agreement on giving to the other no less than forty-five (45) days written notice of its intention to do so and this Agreement shall terminate on expiration of such notice.

    10.  TERMINATION
         -----------

         10.1 The Grantor may terminate this Agreement summarily by written notice to the Licensee if:

               10.1.1 the Licensee passes a resolution for its winding up, or an order is made for its winding up, or if a receiver or administrator is appointed over its assets undertaking or income or any part thereof, or the Licensee is otherwise unable to pay its debts as they fall due or calls a meeting formal or informal of its creditors or anything similar or analogous happens to the Licensee in the Territory; or


               10.1.2 the Licensee fails to pay any sum due to the Grantor under this Agreement within 7 days of written demand being made by the Grantor; or


                10.1.3 the Licensee assigns or sub-licences this Agreement or purports so to do; or

               10.1.4 Control of the Licensee or any direct or indirect parent company of the Licensee is acquired by any person, or any Associated Company of such person, named in Schedule 3 in which event the Grantor shall be entitled to give notice of termination within 3 months of becoming aware of such change of Control, the Licensee undertaking to notify the Grantor in writing of such change within 7 days of the same occurring; or

               10.1.5 the Licensee commits a material breach of this Agreement and fails to remedy it or to pay adequate compensation if the breach cannot be remedied in either case within thirty (30) days of being required to do so by the Grantor; or

               10.1.6 the Licensee challenges, contests or calls in question the ownership of the Trade Marks; or

               10.1.7 the Licensee ceases permanently to use the Trade Marks on any Product and the Licensee shall be deemed to have so ceased if during any Agreement Year (other than by reason of clause 9.3) no Marked Products are Sold in any Calendar Quarter, the Licensee undertaking to notify the Grantor in writing of such circumstance within 14 days of the end of the Calendar Quarter in question.

    11.  RESIDUAL RIGHTS AND OBLIGATIONS
         -------------------------------

         11.1 Termination of this Agreement shall be without prejudice to any rights of either party against the other arising out of events occurring on or before the date of such termination.

         11.2 Upon termination or expiry of this Agreement the Licensee will forthwith return to the Grantor at the Licensee's expense all loose labels bearing the Trade Marks and, unless the Trade Marks have been removed or obliterated therefrom, all stencils, casts, dies, presses, screens and other tools and equipment in its possession used for applying the Trade Marks so far as they have been used exclusively for that purpose and will remove or obliterate all such labels and other references to the Trade Marks already affixed to Products and shall cease to use the Trade Marks in any way including without limitation in respect of Promotional Material.

         11.3 The obligation on the Licensee to indemnify the Grantor set out in sub-clause 4.11.1 shall continue indefinitely after termination or expiry but except as set out in the preceding part of this clause 11, all rights and duties of the parties under this Agreement shall cease on its termination.

         11.4 References in this clause 11 to "termination" mean termination howsoever arising.

    12.  NOTICES
         -------

         All notices, reports, request, consents and statements allowed or required to be given hereunder must be in writing in the English language and be delivered by hand or despatched by registered mail, or facsimile to the addresses shown below (provided that in the case of despatch by facsimile proof of correct transmission must be obtained at the time of despatch). A party may change its address by giving notice in writing to the other of such change. A notice served by hand, or by confirmed facsimile shall be deemed to be received at the moment of transmission; a notice served by mail shall be deemed to be received on the fifth day after it has been despatched to the recipient party

           Grantor:   Lucas Industries plc
                      Stratford Road
                      Solihull
                      West Midlands B90 4LA
                      England
                      For the attention of: the Company Secretary
                      Fax No: 0121 627 4003

           Licensee:  Lucas Indiel Argentina S.A.
                      Calle 111 entre 3 y 1 bis
                      Parque Industrial Zone Norte
                      5700 San Luis
                      (Pcia. San Luis)
                      C. Correro 572
                      Argentina
                      Fax No: 0054 1454 5500

           with a copy of the notice to be addressed to Managing Director and Finance Director Prestolite Electric Limited Cleveland Road Leyland Preston Lancashire PR5 1XB England

      13.  CURRENCY
           --------

           13.1 Any sums due and payable hereunder by a Licensee shall be remitted by an authorised bank in the territory of the Licensee and paid in US Dollars into the Grantor's account named Lucas Limited - Lucas Aftermarket Operation No. 1 Account 10990876 at Barclays Bank plc of 118 High Street, Newcastle Under Lyme, Staffordshire

                 Branch Sort Code 20-59-23 or to such other account of the Grantor notified to the Licensee.

           13.2 The conversion rate of one currency to any other currency shall be at the official rate of the Central Bank in the Territory at the close of business on, or (if such day shall not be a business day of such Central Bank) on the business day last preceding:

                 13.2.1 the date of authorisation in the case of any payment which requires individual government authorisation, or

                 13.2.2 the date upon which payment becomes due in the case of any royalty payment or interest thereon which does not require individual government authorisation, or

                 13.2.3 the last day of the period in the case of any other payment becoming due under this Agreement which does not require individual government authorisation

14.  ACTIONS FOR INFRINGEMENT
     ------------------------

           14.1 The parties shall notify each other of any infringement within the Territory of any of the Trade Marks or any passing off coming to their notice and shall consult with each other about what to do to deal with such infringements or passing off.

           14.2 The Grantor shall have the conduct of all proceedings relating to the Trade Marks and the Licensee shall not be entitled to bring any action for infringement of the Trade Marks without the prior written consent of the Grantor.

          14.3 The Licensee shall promptly report to the Grantor particulars of any use by any other person of a trade name, trade mark or Get-Up of goods or mode of advertising which could deceive or could be calculated to deceive members of the trade or public into thinking that such goods are or could be associated with, or could harm trade in Marked Products Sold in the Territory.

           14.4 The Grantor shall have the right (at its own expense) to bring legal proceedings to prevent any person using any of the Trade Marks in the Territory other than the Licensee in accordance with this Agreement. The Licensee will at the Grantor's request cost and expense do all things reasonably necessary to assist the Grantor in such proceedings. Any monies received by the Grantor in any such legal action instituted by it whether such monies be received by way of damages or legal costs or otherwise shall belong solely to the Grantor and the Licensee shall otherwise have no right to share in any part of the same.

   15.  MISCELLANEOUS
        -------------

          15.1 This Agreement shall not be varied amended or supplemented except by instrument in writing executed by the duly authorised representatives of the parties.

          15.2 The failure of any party hereto at any time to enforce the terms provisions or conditions of this Agreement shall not be construed as a waiver of the same or of the right of such party to enforce the same.

          15.3 Each undertaking in this Agreement shall be construed as a separate undertaking and if one or more of the undertakings contained in this Agreement is found to be unenforceable or in any way an unreasonable restraint of trade the remaining undertakings shall continue to bind the parties.

16.  LANGUAGE AND LAW
     ----------------

     This Agreement is written in the English language and any differences as to the construction and interpretation thereof shall be resolved in accordance with English law and each party agrees to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising under this Agreement.

SIGNED by CHRIS LONG-LEATHER              )     /s/ Chris Long-Leather
------    ------------------                    ----------------------
as duly authorised attorney for and       )     Chris Long-Leather as
                                                ----------------------
on behalf of LUCAS INDUSTRIES PLC         )     attorney of Lucas Industries plc
             --------------------               --------------------------------


SIGNED by P. KIM PACKARD                  )
------    --------------
as attorney in fact for and on behalf of  )     /s/ P. Kim Packard
                                                ------------------
LUCAS INDIEL ARGENTINA S.A.               )
---------------------------

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